Exhibit 10.1

THIRD AMENDMENT TO THE
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
ESSEX PORTFOLIO, L.P.

Dated as of December 4, 2012

This Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as amended (as amended, the “Partnership Agreement”), dated as of the date shown above (the “Amendment”), is executed by Essex Property Trust, Inc., a Maryland corporation (the “General Partner”), as the General Partner and as attorney-in-fact for all existing Limited Partners of Essex Portfolio, L.P. (the “Partnership”).

RECITALS

WHEREAS, the Partnership was formed pursuant to the Partnership Agreement;

WHEREAS, the General Partner desires to amend certain provisions of Exhibit E to the Partnership Agreement to clarify the manner in which allocations are intended to be made pursuant thereto;

WHEREAS, Section 13.7(b)(iv) of the Partnership Agreement allows the General Partner to make any amendment that does not adversely affect the Limited Partners in any material respect, to cure any ambiguity, or to correct or supplement any defective provision in the Agreement;

WHEREAS, the proposed changes in this Amendment relating to Exhibit E and Section 10.10 of the Partnership Agreement do not adversely affect the Limited Partners in any material respect;

WHEREAS, prior to the date hereof, all of the Series Z Incentive Units have been converted into Common Units;

WHEREAS, prior to the date hereof, all of the LTIP Units have been cancelled or redeemed;

WHEREAS, prior to the date hereof, the Series B Preferred Interest has been redeemed;

WHEREAS, prior to the date hereof, the Series B Preferred Units have been redeemed; and

WHEREAS, prior to the date hereof, the Series F Preferred Interest has been redeemed;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.             Definitions.  Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Partnership Agreement.

2.             Amended Definitions.  Section 1.1 of the Partnership Agreement is hereby amended in the following manner:

(a).  The definition of “Capital Account” is deleted in its entirety and the following definition of “Capital Account” is substituted in its place:

“Capital Account” shall have the meaning set forth in Subsection 2.(h) of Exhibit E.

(b).  The definition of “Common Unit” is deleted in its entirety and the following definition of “Common Unit,” is substituted in its place:

“Common Unit” shall mean a Partnership Unit representing an interest in the Partnership, other than a Series G Preferred Interest, Series H Preferred Interest, Series Z-1 Incentive Unit, or any other Preferred Interest or Preferred Partnership Units.

(c).  The definition of “Conversion Ratchet Percentage” is deleted in its entirety.

(d).  The definition of “Distribution Ratchet Percentage” is deleted in its entirety.

(e).  The definition of “Forfeited Capital Account” is deleted in its entirety.

(f).  The definition of “Percentage Interest” is deleted in its entirety and the following definition of “Percentage Interest,” is substituted in its place:

“Percentage Interest” shall mean

(i)           with respect to any holder of Common Units (in such capacity), the undivided percentage ownership interest of such Partner in the Partnership, as determined by dividing,

(A) the number of Common Units owned by such Partner by

(B) the sum of

(I)    the total number of Common Units then outstanding,

and

(II) the product of (a) the total number of outstanding Series Z-1 Incentive Units, multiplied by (b) the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis; and

(ii)           with respect to any holder of Series Z-1 Incentive Units (in such capacity), the undivided percentage ownership interest of such Partner in the Partnership, as determined by dividing,

(A) the product of  (x) the total number of outstanding Series Z-1 Incentive Units owned by such Partner, multiplied by (y) the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis, by

(B) the sum of

(I)    the total number of Common Units then outstanding, and

(II)   the product of (a) the total number of outstanding Series Z-1 Incentive Units, multiplied by (b) the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis.

If any Partner holds both Common Units and Series Z-1 Incentive Units, then such Partner’s Percentage Interest shall equal the sum of the amounts calculated under clauses (i) and (ii) of this definition of “Percentage Interest”, determined by assuming for purposes of clause (i) that such Partner holds only Common Units and for purposes of clause (ii) that such Partner holds only Series Z-1 Incentive Units.

The Percentage Interest of a Partner calculated under clause (i) of this definition of “Percentage Interest” may be expressed as follows:

Percentage Interest  = (the Partner's number of common units)

/

[(total number of Common Units) + (total number of Series Z-1 Incentive Units x respective Distribution Ratchet Percentage(s), on a Unit   by Unit basis)];

The Percentage Interest of a Partner calculated under clause (ii) of this definition of “Percentage Interest” may be expressed as follows:

Percentage Interest =	(the Partner's total number of Series Z-1Incentive Units x respective Distribution Ratchet Percentage(s), on a Unit by Unit basis)

/

[(total number of Common Units) + (total number of Series Z-1 Incentive Units x respective Distribution Ratchet Percentage(s), on a Unit by Unit basis)].

(g).  The definition of “Series B Preferred Interest” is deleted in its entirety.

(h).  The definition of “Series B Preferred Stock” is deleted in its entirety.

(i).  The definition of “Series B Preferred Units” is deleted in its entirety.

(j).  The definition of “Series F Preferred Interest” is deleted in its entirety.

(k).   The definition of “Series F Preferred Stock” is deleted in its entirety.

(l).  The definition of “Series Z Incentive Unit” is deleted in its entirety.

(m).  The definition of “Series Z Percentage Interest” is deleted in its entirety.

(n).  The definition of “Series Z-1 Percentage Interest” is deleted in its entirety.

(o).  The definition of “Target FFO” is deleted in its entirety.

(p).  The definition of “Trigger Event” is deleted in its entirety.

(q).  The definition of “Weighted Number of Series Z Incentive Units” is deleted in its entirety.

(r).  A new definition, “Adjusted Capital Account Deficit” shall be added as follows:

“Adjusted Capital Account Deficit” shall mean, with respect to any Partner for any Fiscal Year or other period, the deficit balance, if any, in such Partner’s Capital Account as of the end of such Fiscal Year or other period, after increasing such Capital Account by any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement, is treated as obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c), or is deemed obligated to restore pursuant to the penultimate sentences of Regulation Section 1.704-2(g)(1) and Regulation Section 1.704-2(i)(5), and reducing such Capital Account by any amounts described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

(s).  A new definition, “Restricted Partner” shall be added as follows:

“Restricted Partner” has the meaning set forth in subparagraph 1(d)(iv) of Exhibit E to the Agreement.

3.             Amendment of Agreement reflecting the Redemption and/or Conversion of the Series B Preferred Interest, the Series B Preferred Units, the Series F Preferred Interest and the Series Z Incentive Units, as applicable.

In order to appropriately reflect the redemption, conversion or cancellation of the Series B Preferred Interest, the Series B Preferred Units, the Series F Preferred Interest, LTIP Units and the Series Z Incentive Units, as applicable (collectively, the “Former Equity Interests”), and consistent with the amendments to the definitions in paragraph 2., above, the remaining provisions of the Agreement are amended to eliminate references to such Former Equity Interests and the associated definitions mutatis mutandis.

4.             Amendment of Section 6.2(g) of the Agreement.  Section 6.2(g), limiting distributions to holders of Series Z-1 Incentive Units and LTIP Units to the extent there have been allocations of Net Income to such holders pursuant to Exhibit E of the Agreement is deleted in its entirety, and replaced by the following:

(g).  Solely for purposes of making distributions of Available Cash attributable to either Net Financing Proceeds or Net Sales Proceeds pursuant to Section 6.2(a)(ii), and subject to the provisions of Section 8.3(d), the Percentage Interest of a Series Z-1 Incentive Unit holder attributable to such Units shall be deemed to be the undivided percentage ownership interest of such holder in the Partnership as determined by dividing (A) the total number of outstanding Series Z-1 Incentive Units owned by such holder by (B) the total number of Partnership Units then outstanding (excluding the Series G Preferred Interest, and the Series H Preferred Interest).

5.             Amendment of Section 10.10.  Section 10.10 of the Partnership Agreement is hereby amended to add the following language to the end of Section 10.10(c):

Anything in the foregoing to the contrary notwithstanding, the Compensation Committee may provide, with respect to all or less than all of the outstanding Series Z-1 Incentive Units, that in connection with one or more of the events that constitute a Series Z-1 Change in Control or similar event following which the Partnership will not continue to exist as a separate legal entity or following which the Partnership, despite continuing in legal existence, will no longer conduct its business in a fashion substantially similar to the fashion in which  it conducted its business immediately prior to such Series Z-1 Change of Control or similar event (e.g., owning similar properties and operating in a comparable fashion) (a “Series Z-1 Incentive Units Substitution Event”), the Series Z-1 Conversion Ratchet Percentage for such  Series Z-1 Incentive Units outstanding immediately prior to the Series Z-1 Change in Control or similar event shall be equal to 100% in the event that (i) the Series Z-1 Change in Control or similar event does not result in a Substitute Umbrella Partnership or (ii)  the Substitute Umbrella Partnership does not issue interests in the Substitute Umbrella Partnership to holders of Series Z-1 Incentive Units  in connection with a Series Z-1 Incentive Units Substitution Event in accordance with the foregoing sentence.  The Compensation Committee may also provide that the Series Z-1 Conversion Ratchet Percentage (or the equivalent conversion percentage provision applicable to interests that are issued in the Substitute Umbrella Partnership in connection with a Series Z-1 Incentive Units Substitution Event) shall be equal to 100% upon the involuntary termination (as determined by the Compensation Committee) within a specified period following a Z-1 Series Change in Control or similar event of (i) a holder of interests in the Substitute Umbrella Partnership issued in connection with a Series Z-1 Incentive Units Substitution Event or (ii) a holder of Series Z-1 Incentive Units (where no Series Z-1 Incentive Units Substitution Event occurs).

6.	Amendment of Exhibit E.

(a). Section 1 of Exhibit E to the Agreement is hereby deleted in its entirety, and replaced by the following:

1.	Allocation of Net Income and Net Loss and Components and Items Thereof.

(a)           Net Operating Income.  Except as otherwise provided herein, Net Operating Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

(i)            First, to the Partners, until the cumulative Net Operating Income allocated pursuant to this subparagraph 1(a)(i) for the current and all prior periods equals the cumulative Net Operating Loss allocated pursuant to subparagraphs 1(b)(iii) and (iv) hereof for all prior periods, among the Partners in the same ratio and reverse order that such Net Operating Loss was allocated (and, in the event of a shift of a Partner’s interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest to such Partners);

(ii)           Second, to the General Partner, until the cumulative Net Operating Income allocated pursuant to this subparagraph 1(a)(ii) for the current and all prior periods equals the cumulative Net Operating Loss allocated pursuant to subparagraph 1(b)(ii) hereof for all prior periods;

(iii)          Third, to the General Partner until the sum of the cumulative amount of

(x) Net Operating Income allocated pursuant to this subparagraph 1(a)(iii) (and former subparagraph 1(c)(1)(iii)(A) of Exhibit E prior to amendment hereunder, to the extent of allocations thereunder with respect to the Series G Preferred Stock and the Series H Preferred Stock), plus

(y) Net Property Gain allocated pursuant to subparagraph 1(c)((iii) (and former subparagraph 2(c)(iii)(A) of Exhibit E prior to amendment hereunder, to the extent of allocations thereunder with respect to the Series G Preferred Stock and the Series H Preferred Stock),

in each case for all fiscal years, equals the total amount of dividends paid on the Series G Preferred Stock and the Series H Preferred Stock, as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on the Series G Preferred Stock and the Series H Preferred Stock as of such date;

(iv)          Thereafter, the balance of the Net Operating Income, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b)           Net Operating Loss. Except as otherwise provided herein, Net Operating Loss for any fiscal year or other applicable period shall be allocated in the following order and priority:

(i)            First, to the Partners in accordance with their respective Percentage Interests until the Capital Account balances of the Limited Partners are reduced to zero (for purposes of this calculation, each Partner’s Capital Account balance shall be credited with the amount such Partner is obligated to restore pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations);

(ii)           Second, to the General Partner until its Capital Account balance has been reduced to zero (for purposes of this calculation, such Partner’s share of Partnership Minimum Gain shall be added back to its Capital Account);

(iii)          Thereafter, to the Partners in accordance with their then Percentage Interests;

(iv)          Notwithstanding anything to the contrary above, to the extent any Net Operating Loss allocated to a Partner would cause such Partner (hereinafter, a “Restricted Partner”) to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Operating Loss relates, such Net Operating Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s), pro rata in accordance with their relative Percentage Interests.

(c)           Net Property Gain. Except as otherwise provided herein, after the allocation of Net Operating Income or Net Operating Loss has been made pursuant to paragraphs 1(a) and (b) above, Net Property Gain, if any, shall be allocated in the following order and priority:

(i)            First, to the Partners, until the cumulative Net Property Gain allocated pursuant to this subparagraph 1(c)(i) for the current and all prior periods equals the cumulative Net Property Loss allocated pursuant to subparagraph 1(d)(iii) and (iv) hereof for all prior periods, among the Partners in the same ratio and reverse order that such Net Property Loss was allocated to the Partners pursuant to subparagraph 1(d)(iii) and (iv) hereof (and, in the event of a shift of a Partner’s interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest to the Partners).

(ii)           Second, to the General Partner, until the cumulative Net Property Gain allocated pursuant to this subparagraph 1(c)(ii) for the current and all prior periods equals the cumulative Net Property Loss allocated pursuant to subparagraph 1(d)(ii) hereof for all prior periods;

(iii)          Third, to the General Partner until the sum of the cumulative amount of

(x) Net Operating Income allocated to the General Partner under subparagraph 1(a)(iii) (and former subparagraph 1(c)(1)(iii)(A) of Exhibit E prior to amendment hereunder, to the extent of allocations thereunder with respect to the Series G Preferred Stock and the Series H Preferred Stock), for the current and all prior periods, plus

(y) Net Property Gain allocated pursuant to this subparagraph 1(c)((iii) (and former subparagraph 2(c)(iii)(A) of Exhibit E prior to amendment hereunder, to the extent of allocations thereunder with respect to the Series G Preferred Stock and the Series H Preferred Stock),

in each case for all fiscal years, equals the total amount of dividends paid on the Series G Preferred Stock and the Series H Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on the Series G Preferred Stock and the Series H Preferred Stock as of such date;

(iv)           Thereafter, the balance of the Net Property Gain, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

(d)           Net Property Loss.  Net Property Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

(i)            First, to the Partners in accordance with their respective Percentage Interests until the Capital Account balances of the Limited Partners are reduced to zero (for purposes of this calculation, each Partner’s Capital Account balance shall be credited with the amount such Partner is obligated to restore pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations);

(ii)           Second, to the General Partner until its Capital Account balance has been reduced to zero (for purposes of this calculation, such Partner’s share of Partnership Minimum Gain shall be added back to its Capital Account);

(iii)          Thereafter, to the Partners in accordance with their then Percentage Interests;

(iv)          Notwithstanding anything to the contrary hereunder, to the extent any Net Property Loss allocated to a Partner under subparagraph 1(d) would cause such Partner (hereinafter, a “Restricted Partner”) to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Property Loss relates, such Net Property Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s), pro rata, in accordance with their relative Percentage Interests.

(e)           Special Allocation to Holders of Series Z-1 Incentive Units.  Subject only to the provisions of subparagraph 1(c)(iii) but notwithstanding any other provision of this Exhibit E, in the year in which the Partnership sells or otherwise disposes of all or substantially all of its assets in a single transaction or a series of related transactions (or is deemed to sell or otherwise dispose of all or substantially all of its assets as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)), Net Property Gain shall first be allocated to the holders of the Series Z-1 Incentive Units, pro rata in proportion to the number of such Series Z-1 Incentive Units held by each such holder, until the Capital Account balance attributable to each such Series Z-1 Incentive Unit is equal to (A) the aggregate Capital Account balance attributable to the Common Units outstanding (including any other Partnership Units convertible into Common Units) divided by (B) the number of such Common Units outstanding.  If Net Property Gain is insufficient to make the full allocation provided in the preceding sentence, then, in lieu of such special allocation of Net Property Gain provided in the preceding sentence, items of gross capital gain shall be allocated to the holders of Series Z-1 Incentive Units, and, if such gross items are insufficient to make the full required allocation, items of gross capital loss shall be allocated pro rata with respect to such Series Z-1 Incentive Units.  The allocations pursuant to this subparagraph 1(e) shall be made after the allocation of Net Operating Income or Net Operating Loss for the applicable period in which such sale or other disposition occurs.  For purposes of this subparagraph 1(e) “all or substantially all” means assets representing not less than 95% of the aggregate fair market value of the Partnership’s assets.

(f)           Definition of Percentage Interest.  Solely for purposes of allocating Net Property Gain and Net Property Loss under subsections (1)(c) and (1)(d) above, the Percentage Interest of a Series Z-1 Incentive Unit holder attributable to such Units shall be deemed to be the undivided percentage ownership interest of such holder in the Partnership as determined by dividing (A) the total number of outstanding Series Z-1 Incentive Units owned by such holder by (B) the total number of Partnership Units then outstanding (excluding the Series G Preferred Interest and the Series H Preferred Interest.

(b).           Subsection 2.(h) of Exhibit E to the Agreement is deleted in its entirety and replaced with the following:

(h)           Capital Accounts.  A separate capital account (each a “Capital Account”) shall be maintained for each Partner in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Subsection 2.(h) shall be interpreted and applied in a manner consistent therewith.  Whenever the Partnership would be permitted to adjust the Capital Accounts of the Partners pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, the Partnership may so adjust the Capital Accounts of the Partners.  In the event that the Capital Accounts of the Partners are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Exhibit E.  In the event that Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

7.             Exhibit T. Exhibit T titled “Designation of the Rights, Powers, Privileges, Restrictions, Qualifications and Limitations of the LTIP Units” is deleted in its entirety.

8.             Continuing Effect of Partnership Agreement.  Except as modified herein, the Partnership Agreement is hereby ratified and confirmed in its entirety and shall remain and continue in full force and effect, provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment, the provisions in this Amendment will prevail.  All references in any document to the Partnership Agreement shall mean the Partnership Agreement, as amended hereby.

IN WITNESS WHEREOF, this amendment to the Partnership Agreement is hereby entered into among the undersigned Partners as of the date first written above.

GENERAL PARTNER

ESSEX PROPERTY TRUST, INC.,
a Maryland corporation as General Partner of Essex Portfolio, L.P. and on behalf of the existing Limited Partners

By:	/s/ Michael T. Dance
Michael T. Dance
Executive Vice President and Chief Financial Officer